UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

GOGO INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO

80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2026 (the “Closing Date”), Gogo Inc. (“Gogo” or the “Company”) and Gogo Intermediate Holdings LLC (“GIH”) (a wholly owned subsidiary of Gogo) entered into the third amendment (the “Amendment”) to the credit agreement among Gogo, GIH, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, dated April 30, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “2021 Credit Agreement”), to, among other purposes, extend the maturity of the term loans held by consenting lenders under the term loan facility thereunder (the “2021 Term Loan Facility”) by converting such term loans into a new class of term loans (the “2026 Extended Term Loans”). As of the Closing Date, the 2021 Term Loan Facility consists of two tranches: Initial Term Loans in an aggregate principal amount of $33.4 million (the “Initial Term Loan Facility”), which mature on April 30, 2028; and the 2026 Extended Term Loans in an aggregate principal amount of $544.4 million (the “2026 Extended Term Loan Facility”), which mature on October 31, 2030. The Amendment includes a mechanic for holders of the Initial Term Loan Facility to convert their Initial Term Loans into 2026 Extended Term Loans within a period of time after the Closing Date, with such conversion to be effective as of the Closing Date. The Amendment also requires GIH to prepay $25.0 million of the 2026 Extended Term Loans on the Closing Date (with any additional holders of Initial Term Loans converting after the Closing Date to receive their pro rata share of such amount), $30.0 million of the 2026 Extended Term Loans on or prior to December 31, 2026 and an additional $20.0 million of 2026 Extended Term Loans on or prior to December 31, 2027, in each case subject to reduction for voluntary prepayments and repurchases. These additional mandatory prepayments apply only to the 2026 Extended Term Loans. Subject to the right of individual lenders to decline receipt of prepayments, mandatory prepayments from asset disposition proceeds, debt incurrence proceeds and excess cash flow are allocated pro rata among the outstanding term loan tranches. The Amendment also effects certain other changes to the 2021 Credit Agreement described below.

The 2026 Extended Term Loans amortize in quarterly installments commencing on March 31, 2027, equal to 0.75% of their initial aggregate principal amount through and including March 31, 2028, 1.125% thereafter through and including March 31, 2029, and 1.25% thereafter, subject to reduction for applicable prepayments, with the remaining balance payable at maturity. The 2026 Extended Term Loans bear annual interest, at GIH’s option, at either (i) term secured overnight financing rate (SOFR) as administered by the Federal Reserve Bank of New York (subject to a floor of 0.00%), with no credit spread adjustment, plus an applicable margin of 5.75% or (ii) an alternate base rate plus an applicable margin of 4.75%.

The 2026 Extended Term Loans may be prepaid at GIH’s option at any time without premium or penalty (other than customary breakage costs), subject to minimum principal payment amount requirements. Optional term loan prepayments may be allocated among the Initial Term Loan Facility and the 2026 Extended Term Loan Facility as directed by GIH. Subject to certain exceptions and de minimis thresholds, the 2026 Extended Term Loans are subject to mandatory prepayments in an amount equal to:

•
100% of the net proceeds of certain asset sales, insurance recovery and condemnation events;
•
100% of the net proceeds of certain debt incurrences; and
•
50% of annual excess cash flow (as defined in the 2021 Credit Agreement) above $10 million, subject to reduction to 25% and 0% if specified senior secured first lien net leverage ratio targets are met.

Mandatory prepayments from asset disposition proceeds, debt incurrence proceeds and excess cash flow are generally allocated pro rata among the outstanding term loan tranches, subject to applicable exceptions and lender declination rights. The additional $25.0 million, $30.0 million and $20.0 million prepayments described above apply solely to the 2026 Extended Term Loans.

The Amendment introduces provisions restricting the Company’s ability to undertake certain liability management transactions by restricting priming/subordination and non-pro-rata treatment of the 2026 Extended Term Loans and/or lenders of the 2026 Extended Term Loans, subject to specified exceptions, and introduces provisions requiring the consent of a supermajority of the lenders of the 2026 Extended Term Loans to approve or waive.

Additionally, the Amendment adds a requirement for certain foreign subsidiaries to join as guarantors to the guarantee agreement, dated April 30, 2021 (the “Guarantee Agreement”), among Gogo, GIH, and each direct and indirect wholly-owned U.S. restricted subsidiary of GIH, in favor of Morgan Stanley Senior Funding, Inc., as collateral agent

(the “Collateral Agent”). Other foreign subsidiaries are required to provide guarantees if their assets, revenues or Consolidated EBITDA exceed the applicable individual materiality thresholds, or if they cease to qualify as immaterial because the applicable aggregate thresholds are exceeded. Additionally, the Amendment provides for additional collateral to be granted pursuant to the collateral agreement, dated April 30, 2021, among the parties to the Guarantee Agreement (the “Collateral Agreement”), to secure the obligations under the credit agreement (the “HPS Credit Agreement” and together with the 2021 Credit Agreement, the “Credit Agreements”) with HPS Investment Partners, LLC (“HPS”), as the administrative agent, and the lenders party thereto, on a pari passu basis, subject to the terms of the intercreditor agreement.

The above description of the Amendment is qualified by reference to its text, a copy of which is filed as Exhibit 10.1 hereto. For more information on the 2021 Credit Agreement generally, see the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2026, filed with the Securities and Exchange Commission on November 6, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On November 6, 2026, the Company issued a press release announcing the closing of the Amendment. A copy of the press release is attached hereto as Exhibit 99.1. The Company is attaching as Exhibit 99.2 a copy of materials previously provided to lenders in connection with entry into the Amendment (the “Lender Discussion Materials”). These materials also include, on slide 9, a summary of the terms that the Company offered to amend and extend all of its indebtedness, which, following negotiations, resulted in the Amendment to the 2021 Credit Agreement.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*

Third Amendment to Credit Agreement, dated as of November 6, 2026, among Gogo Inc., Gogo Intermediate Holdings LLC, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders party thereto.

99.1	Press Release dated November 6, 2026.
99.2	Lender Discussion Materials.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

Forward Looking Statements

The Lender Discussion Materials contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, liquidity and capital resources and other financial and operating information. When used in the Lender Discussion Materials, the words “believe,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “should,” “will,” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Such statements are based on our current expectations regarding future events, results or outcomes, which may or may not be realized. Although we believe the expectations reflected in the statements are reasonable, we can give you no assurance they will prove to have been correct. Actual events, results and outcomes may differ materially from our expectations due to a variety of factors, including, among others, those listed under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025 and in our subsequent quarterly reports on Form 10-Q. All forward-looking statements speak only as of the date made and unless required by law we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Lender Discussion Materials contain certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Incremental Term Loan B Adjusted EBITDA, Free Cash Flow, Levered Free Cash Flow, Unlevered Free Cash Flow and pro forma liquidity. These non-GAAP financial measures should not be read as alternatives to the corresponding GAAP measures of net income (loss) attributable to common stock and net cash provided by (used in) operating activities, as applicable, and some of them are included only in the context of the Lender Discussion Materials given their relevance to the lenders of the Company’s 2021 Credit Agreement, and not as non-GAAP measures that the Company regularly presents to its investors. For the required reconciliations not otherwise contained in the Lender Discussion Materials, see the Company’s previously issued earnings releases for the applicable periods, which are attached as exhibits to its Current Reports on Form 8-K furnished to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By: /s/ Zachary Cotner

Zachary Cotner
Executive Vice President and

Chief Financial Officer

Date: November 6, 2026